UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2010

UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Third Incremental Term B Facility Amendment and Amendment No. 6 to the First Lien Credit Agreement

On July 16, 2010, Unitek Acquisition, Inc. (“Unitek Acquisition”), a Delaware corporation and a subsidiary of  UniTek Global Services, Inc. (the “Company”), Unitek Midco, Inc., a Delaware corporation and a subsidiary of the Company (“Unitek Midco”), certain subsidiaries of Unitek Acquisition as guarantors, the Third Incremental Term B Lenders (as defined below), Royal Bank of Canada, as administrative agent, and the Lenders (as defined below) entered into that certain Third Incremental Term B Facility Amendment and Amendment No. 6 to the First Lien Credit Agreement (the “Amendment”).

  The Amendment implements the Third Incremental Term B Facility (as defined below) and amends that certain First Lien Credit Agreement, dated as of September 27, 2007 (the “Credit Agreement”), by and among Unitek Acquisition, Unitek Midco, certain subsidiaries of Unitek Acquisition as guarantors and the lenders party thereto (the “Lenders”).

Pursuant to Section 2.18 of the Credit Agreement, Unitek Midco requested and Greenstar Capital Finance LLC, Aladdin Flexible Investment Fund SPC, Series 2007-1, Aladdin Flexible Investment Fund SPC, Series 2008-1, and Aladdin Flexible Investment Fund SPC, Series 2008-2 (collectively, the “Third Incremental Term B Lenders”), agreed to provide a $20,000,000 Incremental Term B Facility (the “Third Incremental Term B Facility”).  $5,000,000 of the Third Incremental Term B Facility shall only be available to Unitek Acquisition upon the fulfillment of certain conditions precedent, including compliance with the covenants in the Credit Agreement at the time of borrowing and compliance with a 12-month period EBITDA target set forth in the Amendment.  The Amendment further amends the Credit Agreement to reflect the Third Incremental Term B Facility.  The Amendment also includes a restatement of the representations, warranties and covenants contained in the Credit Agreement.  The Third Incremental Term B Facility currently bears interest at the same rate as the prior Term B facility.

Warrants

Pursuant to the terms of the Amendment, the Third Incremental Term B Lenders received warrants (the “Warrants”) to purchase an aggregate of 3,000,000 shares of common stock of the Company.  The Warrants have an exercise price of $0.01 per share, may only be exercised in increments of 10,000 shares or more and expire on July 16, 2020.  The Warrants contain a cashless exercise provision and provide for anti-dilution adjustments in the case of reclassifications, consolidations, mergers or sales that impact the Company’s common stock.

Amendment No. 1 to Registration Rights Agreement

Commensurate with the execution of the Amendment and the issuance of the Warrants, the Company entered into that certain Amendment No. 1 to Registration Rights Agreement (the “Registration Rights Amendment”).  The Registration Rights Amendment amends that certain Registration Rights Agreement, dated as of January 27, 2010 (the “Registration Rights Agreement”), such that the shares of the Company’s common stock underlying the Warrants are included in the definition of “Registrable Securities” under the Registration Rights Agreement. All of the Third Incremental Term B Lenders executed joinders to the Registration Rights Agreement.

The Amendment, the form of Warrant and the Registration Rights Amendment are filed as Exhibits 99.1, 99.2 and 99.3 to this report and the terms thereof are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Third Incremental Term B Facility Amendment and Amendment No. 6 to the First Lien Credit Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Third Incremental Term B Facility Amendment and Amendment No. 6 to the First Lien Credit Agreement, dated as of July 16, 2010

99.2	Form of Warrant

99.3	Amendment No. 1 to Registration Rights Agreement, dated as of July 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES , INC.

Date: July 22, 2010	By:	/s/ Ronald J. Lejman
Ronald J. Lejman
Chief Financial Officer and Treasurer